EXHIBIT 22


                        SUBSIDIARIES OF THE REGISTRANT




Name of subsidiary                                  State of incorporation
------------------                                  ----------------------
CIMSA Financial Corporation ....................           Arizona
ASR Finance Corporation ........................           Arizona
ASR Mortgage Acceptance, Inc. ..................           Arizona
Residential Mortgage Acceptance, Inc. ..........          Delaware
ASR Properties, Inc. ...........................           Arizona
ASV -- II Properties, Inc. .....................           Arizona
ASV -- XVII Properties, Inc. ...................           Arizona
RMA Investments Holding, Inc. ..................           Arizona
ASC -- I Properties, Inc. ......................           Arizona
ASC -- II Properties, Inc. .....................           Arizona
ASC -- III Properties, Inc. ....................           Arizona
ASC -- IV Properties, Inc. .....................           Arizona
ASC -- V Properties, Inc. ......................           Arizona
ASC Properties, Inc. ...........................           Arizona
Heritage Residential Group, Inc. ...............           Arizona
Heritage SGP Corporation .......................           Arizona